UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/30/2008

EARTHLINK, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-15605

Delaware	58-2511877
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1375 Peachtree St., Atlanta, Georgia 30309
(Address of principal executive offices, including zip code)

(404) 815-0770
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 30, 2008, the Leadership and Compensation Committee (the "Compensation Committee") of the Board of Directors of EarthLink, Inc. (the "Company") took the following actions:

Amendment to 2008 Executive Bonus Plan

The Compensation Committee approved an amendment to the 2008 annual bonus plan (the "2008 Bonus Plan") for the Company's executive officers. The 2008 Bonus Plan originally provided that bonus payouts, if any, to the executive officers other than the Company's Chief Executive Officer, Rolla P. Huff, attributable to achievement of performance in excess of the target level would be paid in cash or restricted stock units that would be settled in Company Common Stock ("Stock RSUs"), or a combination thereof, as determined by the Compensation Committee, which cash or Stock RSUs would be paid on the six-month anniversary of the bonus payout date if the executive officer remains employed by the Company until such time. The 2008 Bonus Plan additionally provided that the bonus payout, if any, to Mr. Huff attributable to such achievement of performance in excess of the target level would be paid in Stock RSUs, which Stock RSUs would be paid on the one-year anniversary of the bonus payout date if Mr. Huff remains employed by the Company until such time.

The amendment to the 2008 Bonus Plan provides that any bonus payouts attributable to achievement of performance in excess of the target level will be paid 80% in cash and 20% in Stock RSUs, which cash and Stock RSUs will be paid on the six-month anniversary of the bonus payout date if the executive officer remains employed by the Company until such time. The amendment further provides that any bonus payouts to Mr. Huff attributable to achievement of performance in excess of the target level will also be paid 80% in cash and 20% in Stock RSUs that will be paid on the six-month anniversary of the bonus payout date if Mr. Huff remains employed by the Company until such time. The Compensation Committee believes that Mr. Huff should be treated consistently with the Company's other executive officers with respect to the manner and timing of making bonus payments under the 2008 Bonus Plan.

Amendment to Employment Agreements

The Compensation Committee approved amendments to the Employment Agreement, dated June 25, 2007, between the Company and Mr. Huff and the Employment Agreement, dated August 27, 2007, between the Company and Joseph M. Wetzel, the Company's Chief Operating Officer, in order to continue the Company's reimbursement of temporary housing and home travel expenses for each officer of $6,000 and $4,000 a month, respectively, until December 31, 2008. In light of the Company's strong operating performance during the last 12 months, the Compensation Committee believes it remains appropriate to reimburse these expenses for Messrs. Huff and Wetzel as the Company continues consideration of its strategic options.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHLINK, INC.

Date: October 03, 2008	By:	/s/ Kevin M. Dotts
Kevin M. Dotts
Chief Financial Officer